SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 20, 2014

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07            Submission of Matters to a Vote of Security Holders.

On May 20, 2014, Winthrop Realty Trust (“Winthrop”) held its Annual Meeting of Shareholders.  At the meeting, holders of Winthrop’s common shares of beneficial interest (“Shareholders”) voted on the three proposals described in detail in Winthrop’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2014.  On the record date of March 25, 2014, there were 36,409,710 common shares of beneficial interest of Winthrop (“Common Shares”) issued and outstanding and eligible to vote and a total of 32,299,136 Common Shares were present at the meeting, in person or by proxy, representing approximately 88.7% of the outstanding Common Shares entitled to vote at such meeting.  The results of the meeting were as follows:

1.	Election of Trustees

Nominee	For	Against	Abstain	Broker Non-Votes

Michael L. Ashner	26,320,670	220,924	-	5,757,542
Arthur Blasberg, Jr.	26,333,796	207,798	-	5,757,542
Howard Goldberg	26,328,227	213,367	-	5,757,542
Thomas McWilliams	26,415,832	125,762	-	5,757,542
Lee Seidler	26,421,055	120,539	-	5,757,542
Carolyn Tiffany	26,339,345	202,249	-	5,757,542
Steven Zalkind	26,415,893	125,701	-	5,757,542

2.	Ratification of PricewaterhouseCoopers LLP as the Trust’s independent registered public accounting firm for 2014:

For	Against	Abstain
32,249,875	21,942	27,318

3.	The Shareholders cast their votes with respect to the advisory vote on executive compensation as set forth below:

For	Against	Abstain	Broker Non-Votes
25,518,138	642,936	380,519	5,757,542

4.	The Shareholders cast their votes with respect to the advisory vote on the frequency of future advisory votes on executive compensation as set forth below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
14,087,319	58,785	11,910,417	484,941	5,757,542

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 21st day of May, 2014.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chairman and Chief Executive Officer